Exhibit 10.2

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

DEVELOPMENT AND LICENSE AGREEMENT

This Development and License Agreement (“Agreement”) is made and entered into this     day of        , 2004 (the “Effective Date”) by and between Senesco Technologies, Inc, a Delaware corporation with principal offices at 303 George Street, Suite 420, New Brunswick, New Jersey 08901 (“Senesco”) and Broin and Associates, Inc., a South Dakota corporation with principal offices at 2209 East 57th Street North, Sioux Falls, South Dakota 57104 (“Broin”).

WITNESSETH

WHEREAS, Senesco owns technology, know-how and United States and foreign patent applications concerning methods for controlling programmed cell death;

WHEREAS, Broin owns certain proprietary technology, know-how concerning ethanol and co-product(s) production and is in the business of ethanol, ethanol production, and ethanol co-product(s) production;

WHEREAS, Senesco desires to develop                     , Senesco desires to grant to Broin an exclusive license to make, use, sell, and sublicense              in the Field (hereinafter defined), and Broin desires to acquire said license;

NOW THEREFORE, in consideration of the premises and the faithful performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS

As used in this Agreement, the following defined terms shall have the respective meanings set forth below:

1.1                                 “Broin Managed Plants” shall mean plants managed by Broin (see Appendix B).

1.2                                 “Broin Technology”  shall mean for example and without limitation:  Broin and Associates Companies’ business and technical information, financial information, data, marketing techniques and materials, business plans and strategies, business operations and systems, pricing policies, information concerning employees, customers, vendors and/or investors, technology, intellectual property, trade secrets, ideas, concepts, discoveries, inventions, patents, patent applications, improvements, research, developments, know-how, techniques, algorithms, drawings, formulas, designs, plans, engineering information, specifications, products, compositions, prototypes, biological or physical materials, manufacturing information, and manufacturing processes.

1.3                                 “Confidential Information” means any information received by either party (Senesco or Broin) from the other, including all business, technical and other information, whether disclosed in writing, orally or in any other form, tangible or intangible, including but not limited to: information concerning inventions (including patent applications and related documents), discoveries, techniques, processes, designs, biological materials, specifications, algorithms, data, finances and plans, customer lists, business plans, contracts, marketing plans, production plans, distribution plans, system implementations plans, business concepts, supplier information, business procedures, business operations;

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

all know-how and trade secrets; and all other unpublished copyrightable material.  Confidential Information does not include information which:

(i)                                     is known to the receiving party prior to the time of disclosure by the disclosing party, as evidenced by contemporaneous dated written records;

(ii)                                  is received by Senesco or Broin (as applicable) from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without the information having been solicited or obtained by any use of the Confidential Information;

(iii)                               the disclosing party gives written consent for disclosure to a third party; or

(iv)                              is subsequently and independently developed by the receiving party without use of the Confidential Information and by persons who have not had access to the Confidential Information, as evidenced by contemporaneous dated written records.

1.4                                 “Field” is the production of industrial and fuel ethanol, which does not include potable ethanol.

1.5                                 “Joint Development “ shall mean proprietary and confidential know-how developed by one or more employees of Broin and one or more employees or funded researchers of Senesco,  pursuant to the Project, other than, Broin Technology, Senesco Patents, and Senesco Technology, pursuant to this Agreement.

1.6                                 “Licensed Product” means product developed pursuant to the Project involving                                          for use in the Field.

1.7                                 “Project” means development of                                                   incorporating Senesco Patents, Senesco Technology, and Senesco Development pursuant to this Agreement.

1.8                                 “Senesco Patents” means (i) all pending (as of the Effective Date of this Agreement) U.S. and foreign patent applications owned or controlled by Senesco pertaining to controlling senescence, including original applications, provisionals, divisions, continuations, continuations in part, extensions, PCT applications, renewals, reissues, or reexamination applications or supplemental prosecution certificates, including, but not limited to, all applications listed in Appendix A; (ii) all U.S. and foreign patents that have issued or will issue from any application identified in Section (i) of this paragraph; and (iii) all U.S. and foreign applications that claim priority in any way from any application or patent identified in subparagraphs (i) or (ii) of this paragraph.

1.9                                 “Senesco Technology” means the Senesco Patents, Senesco Confidential Information, and all Senesco know-how, materials, information and methods (whether developed by Senesco or acquired from a third party), including, but not limited to methods for controlling programmed cell death involving altering the expression of plant and/or animal genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence.

1.10                           “Senesco Development” means any improvement or development, whether or not patentable or protectable as a trade secret, relating to or deriving from the Senesco

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Technology, made by Senesco, pursuant to and during the term of this Agreement, including all patents and patent applications to be filed relating to any such improvements or developments.

1.11                           “Territory” means worldwide.

1.12                           “Third Party” means all persons and entities other than Senesco and Broin.

2.                                      LICENSE GRANT

2.1                                 Senesco grants Broin an exclusive license in the Field for the Territory to make, have made, use, sell, offer to sell, import, and sublicense Licensed Products under the Senesco Technology and Senesco Developments.  Except as set forth in the preceding sentence, Broin shall have no rights to make, have made, use, sell, offer to sell, import, sublicense products or processes within the scope of the Senesco Technology and Senesco Developments.

2.2                                 Broin grants Senesco                             license to Broin Technology necessary for Senesco’s development of a Licensed Product.                                                                                                                                                                                  .

2.3                                 In the event that Broin elects, pursuant to Paragraph 5.4, that the parties shall proceed with patent protection concerning the Joint Developments, Senesco grants Broin an exclusive license in the Field for the Territory to make, have made, use, sell offer to sell, import, and sublicense Licensed Products under the Joint Developments, Senesco reserving all rights outside the Field for itself, except that Senesco grants Broin a first right of refusal to negotiate an exclusive license under the Joint Developments to any subject matter outside of the Field.

3.                                      TERM

3.1                                 This Agreement is effective as of the Effective Date, and shall continue until the expiration of the last of the Senesco patents unless earlier terminated pursuant to Article 12 below or extended by mutual written agreement of the parties.

4.                                      PRODUCT DEVELOPMENT

4.1                                 Senesco shall conduct research and development within the scope and goals of the Project.

4.2                                 Senesco shall devote as much time and attention to the Project as is reasonably necessary for its success.

4.3                                 Work on the Project will begin as soon as reasonably possible and will continue until the completion of Project.

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

4.4                                 The parties hereby agree, for the duration of this Agreement, to collaborate exclusively on the Licensed Product contemplated under this Agreement.

4.5                                 Senesco agrees that all information obtained by it through work on the Project shall be made available to Broin at any reasonable time during Senesco’s business hours, and that Senesco will communicate to Broin, promptly without request, all information that it deems pertinent to the Project as it progresses.  Broin shall keep all such information in confidence.

4.6                                 Each party shall be responsible for its own costs in carrying out the activities of the Project, except if agreed otherwise in writing between the parties.

4.7                                 Senesco shall pay only its own research costs incurred in connection with the Project, consisting of the following:

a.               Cost of staff time and direct technical supervision;

b.              Cost of materials and supplies;

c.               Miscellaneous expenses such as telephone and telephone-facsimile bills, postage and shipping bills, service department and stenographic expense, costs of equipment repairs and renewals, and similar costs where directly applicable to Project;

d.              Cost of special equipment necessary for the Project;

e.               Travel expense and freight and express charges directly applicable to Project;

f.                 All costs associated with research and development (i.e. university costs) of Licensed Product, including intellectual property (including but not limited to patent applications, continuations, divisionals, issue fees, maintenance fees, etc.).

4.8                                 Broin shall be responsible, and Senesco shall fully cooperate with Broin, to obtain any required state, federal, national, or international approval needed to carry out the terms of this Agreement.

5.                                      PATENTS, PATENT APPLICATIONS AND PATENT ENFORCEMENT

5.1                                 Broin acknowledges that all the Senesco Technology is and shall remain the property of Senesco, and except as provided herein, all right, title and interest in the Senesco Technology is and shall remain with Senesco.

5.2                                 Senesco acknowledges that all Broin Technology is and shall remain the property of Broin, and except as provided herein, all right, title and interest in the Broin Technology is and shall remain with Broin.

5.3                                 Broin and Senesco agree that all Senesco Development(s) are and shall remain the property of Senesco, and except as provided herein, all right, title and interest in the Senesco Development(s) is and shall remain with Senesco.  Broin assigns all patentable inventions relating to any Senesco Development to Senesco and agrees to execute all documents, provide all information and materials (including any biological materials necessary for deposit) and do all acts, at Senesco’s sole expense, necessary to perfect and maintain Senesco’s rights to all patentable Senesco Development(s).

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

5.4                                 Broin and Senesco agree that all Joint Developments will be maintained as trade secrets and shall be jointly owned and used by the parties only in accordance with the terms of this Agreement.  At Broin’s election, the parties may forego trade secret protection concerning the Joint Developments and instead pursue patent protection.  At Broin’s election, Senesco, at its own expense, shall file patent applications covering the Joint Developments.  Inventorship on such patent applications shall be determined in accordance with applicable law.  If one or more employees of Broin are deemed to be joint inventors, Broin herein assigns patentable inventions relating to Joint Development to Senesco and agrees to execute documents, provide information and materials (including any biological materials necessary for deposit) and do acts, at Senesco’s sole expense, necessary to perfect and maintain Senesco’s rights to patentable Joint Developments.  Broin shall have exclusive rights to said Joint Developments inside the Field and an option to acquire rights outside the Field as provided in Paragraph  2.3.

5.5                                 Parties agree to notify one another if either makes a discovery or invention in the Field during work on the Project and apply improvements to the Licensed Product at Senesco’s expense.

5.6                                 Senesco shall retain the sole right to prosecute and maintain any and all patents and patent applications relating to Senesco Technology and Senesco Development(s) in its sole and absolute discretion and at its own expense.  Senesco shall retain the sole right to prosecute and maintain any and all patents and patent applications which the parties elect to file relating to a Joint Development in Senesco’s sole and absolute discretion and at its own expense.

5.7                                 Senesco will use reasonable best efforts to defend its intellectual property by notifying alleged patent infringers of the issued Senesco Patents, to vigorously seek to have them use non-infringing technology or to pursue a sublicense from Broin, and Senesco shall have sole and absolute discretion over whether to bring any claims for patent infringement under the Senesco Patents, shall have complete control of any suits, claims or counterclaims it asserts, and shall retain 100% of any monies received, including all damage awards and settlement payments.  In the event Senesco declines to enforce the Senesco Patents in the Field, and Senesco gives written consent to Broin, which shall not be unreasonably withheld, Broin may enforce the Senesco Patents in the Field against a Third Party at its own cost and Senesco shall provide reasonable cooperation.  Any monies received in a suit brought by Broin shall be first used to reimburse the parties for their respective legal expenses in connection with said litigation, the remainder to be split 80% to Broin and 20% to Senesco.

6.                                      PAYMENTS

6.1                                 In consideration of the license granted herein, Broin shall make payments to Senesco in accordance with the following terms:

(i) Broin shall pay                                 for each Broin Managed Plant using the Licensed Product herein.

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

 (ii)

                                           .

(iii) Broin shall promptly notify Senesco in writing each time the Licensed Product is first used at each Broin Managed Plant.

(iv) Broin shall allow Senesco reasonable access to Broin Managed Plant and documents to inspect and ascertain whether the Licensed Product is being employed.

(v)  Broin Shall                 to Senesco                                                                                      ..

7.                                      SUBLICENSING

7.1                                 Any sublicense granted by Broin (not including to Broin Managed Plants) herein shall require said sublicensee to abide by the obligations of Broin herein (other than the payment provisions of Article 6), as if said sublicensee were a party to this Agreement hereto.

7.2                                                                                                                                                                          or other remuneration received from any                         using Licensed Product for the duration of the                .

8.                                      NO COMPETE

8.1                                 Other than products under development prior to the effective date of this Agreement, parties agree not to develop or commercialize any product which would compete with Licensed Product in the Field of this Agreement.

9.                                      ASSIGNMENT

9.1                                 Neither Senesco nor Broin shall assign or transfer any rights or obligations under this Agreement without the consent of the other party, such consent not to be unreasonably withheld.

9.2                                 This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors and permitted assigns.

10.                               CONFIDENTIALITY

10.1                           Broin and Senesco each agree that it will respect the other’s Confidential Information and treat it in the same manner as if it were its own Confidential Information.  Such Confidential Information shall not be disclosed by the receiving party to any third person or entity or to the public except as provided herein.

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

10.2                           Broin and Senesco shall designate their Confidential Information, when disclosed in writing, by stating that such information is confidential.  When disclosed orally or visually, the disclosing party shall use its best efforts to orally state that such information is considered confidential at the time of the disclosure, and shall use its best efforts to reduce to writing a notice regarding said confidentiality within thirty (30) days of such disclosure.

10.3                           Broin and Senesco each agree to treat and hold as confidential and not disclose to or provide access to any third person or entity or to the public any and all Confidential Information received pursuant to this Agreement and will cause its respective agents, representatives, and employees to do likewise.

10.4                           Broin and Senesco shall use the other’s Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the development of Licensed Products in the Field, the development of processes for the production of such Licensed Products; and any other purpose mutually agreeable to the parties.

10.5                           Broin or Senesco, as the case may be, may disclose Confidential Information received, to the extent it is required to do so pursuant to a final court order; provided, however, that the receiving party (i) promptly notifies the disclosing party upon its receipt of any pleading, discovery request, interrogatory, motion or other paper that requests or demands disclosure of the Confidential Information, (ii) opposes any request for disclosure, and that failing, seeks to have access and use limited by a protective order, and (iii) provides the disclosing party a reasonable opportunity to contest and assist in opposing any requirement of disclosure, to seek judicial protection against the disclosure and to have such disclosure as is required made under a protective secrecy order.

10.6                           Broin and Senesco each agree that, at any time upon the request of the disclosing party, the receiving party will return or destroy any materials containing Confidential Information (and destroy its notes and copies related thereto).  If destroyed, the receiving party shall provide the disclosing party with written certification of destruction of the materials containing said Confidential Information, said certification to be signed by an officer of the receiving party.

10.7                           Broin and Senesco each agree that only those of its employees who need to know the Confidential Information will have access to same, and then only to the extent necessary to carry out their respective tasks.  Each employee to which Confidential Information will be disclosed in which the employee agrees to be bound to the terms of the Confidentiality provisions of this Agreement in accordance with this Section 10 as if he or she were a party hereto.  Broin and Senesco each agree to be responsible for any use by its respective employees of the Confidential Information of the disclosing party.

10.8                           In the event Broin or Senesco wishes to use a Third Party contractor or consultant and disclose to that contractor or consultant the other party’s Confidential Information, the receiving party shall, prior to disclosure, (i) secure written permission from the disclosing party (which shall not be unreasonably withheld) and (ii) secure from the Third Party a signed undertaking in which the Third Party agrees to be bound to the terms of the

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Confidentiality provisions of this Agreement in accordance with this Section 10 as if he or she were a party hereto.

10.9                           Senesco and Broin each agree not to disclose the terms of this Agreement other than as required by law to any regulatory or judicial body, or as necessary to potential investors or financiers (provided such potential investors or financiers are subject to confidentiality undertakings) without the express prior written consent of the other party, which consent shall not be unreasonably withheld.  The parties, however, shall be permitted to prepare press releases disclosing the existence of the Agreement in accordance with the provisions of Paragraph 10.10.

10.10                     Prior to issuing any reports, statements, press releases, publications, or other disclosures to third parties regarding this Agreement or the transactions contemplated herein, Senesco and Broin shall exchange copies of said disclosure with reasonable advance notice in the case of press releases and at least sixty (60) days in advance in the case of any other disclosures, and the parties shall consult with each other regarding the content of said disclosure.  Except as otherwise required by law, neither Senesco nor Broin shall issue any such disclosure without the prior written approval of the other.  This paragraph does not apply to disclosures necessary for filing documents with the U.S. Securities and Exchange Commission.

11.                               REPRESENTATIONS AND WARRANTIES

11.1                           Senesco represents to the best of its knowledge that it is legally entitled to disclose the Senesco Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the Senesco Confidential Information under this Agreement does in no event violate any right of any Third Party.  No other warranties concerning the Senesco Confidential Information are made, whether express or implied, and Senesco expressly disclaims all other warranties concerning, including without limitation, merchantability, fitness for a particular purpose, and non-infringement.

11.2                           Senesco represents that each of its employees or sponsored researchers to be engaged in the Project has entered into a contract of employment, consultancy or other agreement, that provides for assignment to Senesco of all inventions made by the employee or sponsored researcher during the course and in connection with their work on the Project.

11.3                           Senesco represents and warrants that it is the sole and exclusive owner of the entire right, title and interest in and to the Senesco Technology and Senesco Patents, and that Senesco has the right to grant the exclusive right in the Field, license and privilege granted in this Agreement; that it has executed no agreement in conflict with this Agreement; and that it has not granted to any other person, firm or corporation any right, license, shop-right, or privilege granted under this Agreement.

11.4                           Broin represents to the best of its knowledge that it is legally entitled to disclose the Broin Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the Broin Confidential Information under this Agreement does in no event violate any right of any Third Party.  No other warranties concerning the Broin

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Confidential Information are made, whether express or implied, and Broin expressly disclaims all other warranties concerning, including without limitation, merchantability, fitness for a particular purpose, and non-infringement.

11.5                           Senesco will devote its best efforts to research and develop Licensed Product.

12.                               DEFAULT AND TERMINATION

12.1                           Senesco or Broin may terminate this Agreement upon sixty (60) days notice if the other party fails to materially fulfill or perform any one or more of its duties, obligations, or responsibilities pursuant to this Agreement and does not cure said failure within thirty (30) days after receiving notice of said failure.

12.2                           Parties may terminate this Agreement if other party declares or petitions for bankruptcy, is the subject of a bankruptcy petition filed against it, makes an assignment for the benefit of creditors or seeks similar relief under state law, or becomes insolvent.

12.3                           Upon termination of this Agreement pursuant to this Section 12, (i) any licenses granted to the other party shall cease; (ii) all Confidential Information exchanged pursuant to this Agreement shall be returned immediately to the disclosing party; (iv) neither party to this Agreement shall be responsible to the other for any damages arising from the termination of this Agreement, including any claim for lost or anticipated profits, expenditures, reliance, or other damages.

12.4                           In the event that this Agreement is terminated by Broin after Senesco has developed the Licensed Product, Broin shall pay to Senesco any amounts then owed pursuant to Articles 6 and 7, and assign the licensed product back to Senesco.

12.5                           Parties may terminate this Agreement if other party violates any provisions of section 10 or 11 (Confidentiality and Representations And Warranties, respectively).

12.6                           Parties may terminate this Agreement if other party transfers or assigns their obligations of this Agreement.

13.                               CHOICE OF LAW; CHOICE OF FORUM

13.1                           This Agreement shall be construed and interpreted in accordance with the laws of the State of South Dakota without reference to its choice of law principles.

14.                               ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

14.1                           This Agreement contains the entire understanding and agreement between Senesco and Broin with respect to the subject matter hereof, and supersedes all prior oral or written understandings and agreements relating thereto.  Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, (ii) contained in any prior existing written agreement between the parties, or (iii) duly set forth on or after the

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Effective Date of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

14.2                           No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement.  Either party’s acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.

15.                               RELATIONSHIP OF THE PARTIES

15.1                           Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the parties. All activities by the parties hereunder shall be performed by the parties as independent parties. Neither party shall incur any debts or make any commitments for or on behalf of the other party except to the extent, if at all, specifically provided herein or subsequently agreed upon in writing.

16.                               SEVERABILITY

16.1                           If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

17.                               CONSTRUCTION

17.1                           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated,  whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

18.                               HEADINGS

18.1                           The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

19.                               NOTICES

19.1                           All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter “Notices”) shall be in writing.  Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof.  Notices may also be transmitted by fax, provided that a confirmation copy is

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

also sent by one of the above methods.  Except as otherwise provided in this Agreement,  Notices shall be effective upon dispatch.  Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

As to Senesco:

Senesco Technologies, Inc.

303 George Street, Suite 420

New Brunswick, NJ  08901

Facsimile:  (732) 296-9292

Attn:  Bruce C. Galton, President and Chief Executive Officer

As to Broin:

Broin and Associates, Inc.

2209 East 57th Street North

Sioux Falls, South Dakota 57103

Facsimile: (605) 965-2203

Attn: Doug Berven, Director of Project Development

20.          SURVIVAL OF TERMS

20.1                           The obligations set forth in Section 3, 5, 7, 10, 11-14, 16, 17, and 20 shall survive the termination of this Agreement.

21.          APPENDICES

21.1         All Appendices referenced herein are hereby made a part of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

SENESCO TECHNOLOGIES, INC.		BROIN AND ASSOCIATES, INC.

By:	/s/ Bruce C. Galton	By:	/s/ Jeffrey Broin

Print:	Bruce C. Galton	Print:	Jeffrey Broin

Title:	Chief Executive Officer	Title:	Chief Executive Officer

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

APPENDIX A

Patents

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

**  Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

APPENDIX B

Broin Managed Plants as of date of execution:

Broin Enterprises BEI	James Valley Ethanol, LLC JVE	Otter Creek Ethanol, LLC OCE
Scotland, SD 57059	Groton, SD 57445	Ashton, IA 51232

Dakota Ethanol DEL	Michigan Ethanol, LLC MEL	Pro Corn, LLC PCL
Wentworth, SD 57075	Caro, MI 48723	Preston, MN 55965

Ethanol2000 ELP	North East Missouri Grain, NEM-E1	Sioux River Ethanol, LLC SRE
Bingham Lake, MN 56118	Macon, MO 63552	Hudson, SD 57034

EXOL EXL	Northern Lights Ethanol, LLC NLE	Tall Corn Ethanol, LLC TCE
Albert Lea, MN 56007	Big Stone City, SD 57216	Coon Rapids, IA 50058

Great Plains Ethanol, LLC GPE	Northstar Ethanol, LLC NSE	Voyager Ethanol, LLC VEL
Chancellor, SD 57015	Lake Crystal, MN 56055	Emmetsburg, IA 50536

Iowa Ethanol, LLC IEL
Hanlontown, IA 50444